Exhibit 99.1

COTY INC. PRICES €700 MILLION OF SENIOR SECURED NOTES

NEW YORK—(BUSINESS WIRE)—June 9, 2021— Coty Inc. (NYSE: COTY) (“Coty”) today announced the pricing of €700 million of 3.875% senior secured notes due 2026 (the “Notes”) (representing an upsize from the previously announced €500 million). Coty will receive gross proceeds of €700 million in connection with the offering of the Notes. The offering is expected to close on June 16, 2021, subject to customary closing conditions.

The Notes will be senior secured obligations of Coty and will be guaranteed on a senior secured basis by each of Coty’s wholly owned U.S. subsidiaries that guarantees, and will be secured by first priority liens on the same collateral that secures, Coty’s obligations under its existing senior secured credit facilities and existing secured notes. The Notes and the guarantees will be equal in right of payment with all of Coty’s and the guarantors’ respective existing and future senior indebtedness and will be pari passu with all of Coty’s and the guarantors’ respective existing and future indebtedness that is secured by a first priority lien on the collateral, including the existing senior secured credit facilities and existing secured notes, to the extent of the value of such collateral.

Coty intends to use the net proceeds from the offering to repay a portion of its outstanding term loans under its existing credit facilities and to pay any related premiums, fees and expenses thereto.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A, and to persons outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-looking Statements: The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, Coty’s offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including Coty’s ability to consummate the offering of the Notes, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and subsequent quarterly reports on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MIFID II”), (ii) a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This media release has been prepared on the basis that any offer of the Notes in the United Kingdom (the “UK”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) from a requirement to publish a prospectus for offers of Notes.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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For Information Contact:

Investor Relations

Olga Levinzon

212-389-7733

Olga_Levinzon@cotyinc.com

Media

Antonia Werther

+31 621 394495

Antonia_Werther@cotyinc.com